New York Mortgage Trust Reports
Second Quarter 2016 Results

NEW YORK, NY - August 2, 2016 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and six months ended June 30, 2016.

Summary of Second Quarter 2016:

•	Net income attributable to common stockholders of $11.2 million, or $0.10 per share.

•	Net interest income of $16.7 million.

•	Portfolio net interest margin of 321 basis points.

•	Book value per common share of $6.38 at June 30, 2016, delivering an economic return of 2% for the quarter.

•	Completed a residential structured financing transaction resulting in gross proceeds to the Company of $167.7 million for the quarter.

•
Completed the acquisition on May 16, 2016 of the outstanding membership interests in RiverBanc LLC ("RiverBanc"), RB Multifamily Investors LLC ("RBMI") and RB Development Holding Company LLC ("RBDHC") that were not previously owned by the Company. In acquiring a 100% ownership interest in RiverBanc, the Company has internalized the management of its multifamily investments. The Company anticipates achieving certain synergies related to processes and personnel as a result of this internalization. RBMI and RBDHC are investment vehicles managed by RiverBanc.

•	Purchased approximately $98.7 million of Non-Agency RMBS backed by re-performing and non-performing loans during the quarter.

•	Declared second quarter dividend of $0.24 per common share that was paid on July 25, 2016.

Management Overview

Steven Mumma, NYMT’s Chairman and Chief Executive Officer, commented: “We took significant steps during the second quarter to accelerate the transition of our portfolio to one focused increasingly on residential and multi-family credit assets. Consistent with this approach to capital allocation, we acquired an additional $98 million of distressed residential securities and $15 million of Freddie Mac K Series CMBS during the quarter, while reducing our net capital allocated to Agency RMBS by approximately 11%.
We expect this ongoing reallocation of capital will benefit our portfolio and our operating performance over the next several quarters as we believe that a greater focus in credit exposures in both the residential and multi-family sectors will provide better risk adjusted returns under the current economic market conditions. As part of our strategy to further capture the expected continued growth opportunity in the multi-family sector, we completed the internalization of RiverBanc during the second quarter. We anticipate a growing pipeline of multi-family investments in the coming quarters as a result of the internalization of RiverBanc and our increased capital commitment to this asset class.

The second quarter was marked by a continued difficult investment environment as evidenced by diminished daily trading volumes in non Treasury and Agency markets, due, in part, to reduced inventory positions and reduced risk taking tolerances at Wall Street firms.  This new trading paradigm has reduced the investment opportunities available to our Company while lengthening the time to become fully invested. Our earnings for the second quarter were negatively impacted by a number of factors, including delays in redeploying capital into our target asset classes due to the challenging environment for new investments which has resulted in our operating at less than desired leverage levels. In addition, the lengthening of time required to clear loan sales in our distressed residential loan portfolio caused a transaction expected to close in the second quarter to be delayed until the third quarter. Even though we did not generate the desired realized gains in the second quarter, we continue to believe that an annualized return of 15% for our distressed residential loan portfolio is achievable for this year. We continue to focus on long term results while protecting the enterprise value of the Company, delivering a 9.8% annualized economic return for the first half of 2016.”

Capital Allocation

The following tables set forth our allocated capital by investment type at June 30, 2016 and the related interest income, interest expense, weighted average yield, average cost of funds and portfolio net interest margin for the three months ended June 30, 2016 (dollar amounts in thousands):

Capital Allocation at June 30, 2016:
	Agency RMBS	Agency IOs	Multi-Family (1)	Distressed Residential (2)	Residential Securitized Loans	Other (3)	Total
Carrying Value	$507,294	$114,007	$519,341	$655,968	$106,173	$24,015	$1,926,798
Liabilities
Callable	(449,570)	(76,028)	(13,570)	(254,427)	—	747	(792,848)
Non-Callable	—	—	(83,712)	(160,304)	(102,597)	(45,000)	(391,613)
Hedges (Net) (4)	2,264	7,118	—	—	—	—	9,382
Cash (5)	5,073	42,839	6,005	1,710	—	39,462	95,089
Goodwill	—	—	—	—	—	24,782	24,782
Other	4,900	4,535	3,020	13,672	744	(31,418)	(4,547)
Net Capital Allocated	$69,961	$92,471	$431,084	$256,619	$4,320	$12,588	$867,043
% of Capital Allocated	8.1%	10.7%	49.7%	29.6%	0.5%	1.4%

Net Interest Spread - Three Months Ended June 30, 2016:
Interest Income	$2,111	$2,710	$9,744	$9,103	$750	$124	$24,542
Interest Expense	(802)	(790)	(1,761)	(3,401)	(312)	(812)	(7,878)
Net Interest Income	$1,309	$1,920	$7,983	$5,702	$438	$(688)	$16,664

Average Interest Earning Assets (6)	$522,651	$132,453	$315,531	$595,455	$116,258	$9,196	$1,691,544
Weighted Average Yield on Interest Earning Assets (7)	1.62%	8.18%	12.35%	6.11%	2.58%	5.39%	5.80%
Less: Average Cost of Funds (8)	(0.71)%	(2.51)%	(6.73)%	(3.90)%	(1.13)%	—%	(2.59)%
Portfolio Net Interest Margin (9)	0.91%	5.67%	5.62%	2.21%	1.45%	5.39%	3.21%

(1)
The Company through its ownership of certain securities has determined it is the primary beneficiary of the Consolidated K-Series and has consolidated the Consolidated K-Series into the Company’s consolidated financial statements.  Average Interest Earning Assets for the quarter excludes all Consolidated K-Series assets other than those securities actually owned by the Company. Interest income amounts represent interest income earned by securities that are actually owned by the Company. A reconciliation of net capital allocated to and interest income from multi-family investments is included below in “Additional Information.”

(2)	Includes $543.4 million of distressed residential loans and $109.1 million of Non-Agency RMBS backed by re-performing and non-performing loans.

(3)
Other includes investments in unconsolidated entities amounting to $10.6 million and mortgage loans held for sale and mortgage loans held for investment totaling $12.1 million. Mortgage loans held for sale and mortgage loans held for investment are included in the Company’s accompanying condensed consolidated balance sheet in receivables and other assets. Other non-callable liabilities consist of $45.0 million in subordinated debentures.

(4)	Includes derivative assets, derivative liabilities, payable for securities purchased and restricted cash posted as margin.

(5)
Includes $39.7 million held in overnight deposits in our Agency IO portfolio to be used for trading purposes. These deposits are included in the Company’s accompanying condensed consolidated balance sheet in receivables and other assets.

(6)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost.

(7)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income for the quarter by our Average Interest Earning Assets for the quarter.

(8)
Our Average Cost of Funds was calculated by dividing our annualized interest expense by our average interest bearing liabilities, excluding subordinated debentures for the quarter. Our Average Cost of Funds includes interest expense on our interest rate swaps.

(9)
Portfolio Net Interest Margin is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the weighted average cost of subordinated debentures.

Prepayment History

The following table sets forth the actual constant prepayment rates (“CPR”) for selected asset classes, by quarter, for the quarterly periods indicated. The change in prepayment rates from the first quarter of 2016 through the second quarter of 2016 primarily negatively impacted the net interest income from our Agency IOs.

Quarter Ended	Agency ARMs	Agency Fixed Rate	Agency IOs	Non-Agency RMBS	Residential Securitizations	Total Weighted Average
June 30, 2016	17.6%	10.2%	15.6%	14.4%	17.8%	14.6%
March 31, 2016	13.5%	7.9%	14.7%	12.9%	14.8%	12.7%
December 31, 2015	16.9%	8.5%	14.6%	15.3%	31.2%	14.7%
September 30, 2015	18.6%	10.5%	18.0%	12.5%	8.9%	15.1%
June 30, 2015	9.2%	10.6%	16.3%	12.5%	11.1%	13.3%
March 31, 2015	9.1%	6.5%	14.7%	15.5%	13.7%	11.5%
December 31, 2014	12.3%	6.5%	14.6%	13.7%	5.4%	11.1%
September 30, 2014	20.5%	9.2%	15.2%	18.7%	5.4%	13.1%
June 30, 2014	9.9%	6.7%	12.7%	10.5%	7.0%	10.1%

Earnings Summary

For the quarter ended June 30, 2016, we reported net income attributable to common stockholders of $11.2 million, a decrease of $2.5 million from the first quarter of 2016.

We generated net interest income of $16.7 million and portfolio net interest margin of 321 basis points, a decrease of $1.0 million and 12 basis points, respectively, from the first quarter of 2016. The decrease was primarily driven by:

•	A decrease in net interest income of $1.2 million from our Agency IO portfolio due to an increase in prepayment rates.

•
A decrease in net interest income of approximately $0.6 million in our distressed residential portfolio due to an increase in interest expense of $0.8 million resulting from an increase in average liabilities during the period. This was partially offset by an increase in interest income of $0.2 million due to investments made in Non-Agency RMBS backed by re-performing and non-performing loans during the second quarter.

•
An increase in net interest income of $0.9 million from our multi-family portfolio due to an increase in average interest earning assets during the second quarter. The increase in average interest earnings can be attributed to new multi-family preferred equity investments made and investment securities purchased during the second quarter.

For the quarter ended June 30, 2016, we recognized other income of $10.1 million, primarily from the following:

•	Unrealized gains amounting to $0.8 million recognized on our multi-family loans and debt held in securitization trusts.

•	Realized gains of $1.8 million and unrealized losses of $0.7 million on our investment securities and related hedges, primarily related to our Agency IO portfolio.

•
Other income of $8.1 million, which is primarily from gains recognized as a result of the Company's re-measurement of its previously held membership interests in RiverBanc, RBMI, and RBDHC in accordance with U.S. GAAP. It also included income from our investments in unconsolidated entities, including income from our common and preferred equity ownership interests in RBMI until May 16, 2016, the date of acquisition.

The following table details the general, administrative and other expenses incurred during the first and second quarters of 2016:

	Three Months Ended
General, Administrative and Other Expenses	June 30, 2016	March 31, 2016
Salaries, benefits and directors’ compensation	$2,763	$1,297
Professional fees	709	562
Base management and incentive fees	2,979	3,525
Expenses on distressed residential mortgage loans	2,740	3,194
Other	745	781
Total	$9,936	$9,359

Total general, administrative and other expenses for the second quarter of 2016 were approximately $9.9 million, up from $9.4 million for the first quarter of 2016. Total expenses included base management and incentive fees of $3.0 million and expenses associated with direct operating costs of our distressed residential mortgage loans of $2.7 million. There was an increase in the Company's salaries and benefits during the quarter due to the internalization of RiverBanc into the Company, which was partially offset by a decrease in base management and incentive fees.

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the quarter ended June 30, 2016 (amounts in thousands, except per share):

	Quarter Ended June 30, 2016
	Amount	Shares	Per Share(1)
Beginning Balance	$710,008	109,409	$6.49
Common stock issuance, net	558	160
Balance after share issuance activity	710,566	109,569	6.49
Dividends declared	(26,297)		(0.24)
Net change AOCI: (2)
Hedges	(225)		—
RMBS	3,652		0.03
CMBS	61		—
Net income attributable to common stockholders	11,210		0.10
Ending Balance	$698,967	109,569	$6.38

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of June 30, 2016 of 109,569,315.

(2)	Accumulated other comprehensive income (“AOCI”).

Conference Call

On Wednesday, August 3, 2016 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and six months ended June 30, 2016. The conference call dial-in number is (877) 312-8806. The replay will be available until Wednesday, August 10, 2016 and can be accessed by dialing (855) 859-2056 and entering passcode 53717862. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Second quarter 2016 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q, which is expected to be filed with the Securities and Exchange Commission on or about August 5, 2016. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT which invests in mortgage-related and financial assets and targets residential mortgage loans, including second mortgages and loans sourced from distressed markets, multi-family CMBS, direct financing to owners of multi-family properties through mezzanine loans and preferred equity investments and other commercial real estate-related investments, Agency RMBS consisting of fixed-rate, adjustable-rate and hybrid adjustable-rate RMBS, Agency IOs consisting of interest only and inverse interest-only RMBS that represent the right to the interest component of the cash flow from a pool of mortgage loans and Non-Agency RMBS backed by re-performing and non-performing loans . The Midway Group, L.P. and Headlands Asset Management, LLC provide investment management services to the Company with respect to certain of its targeted asset classes. Prior to the Company's acquisition of RiverBanc on May 16, 2016, RiverBanc provided investment management services to the Company with respect to its investments in multi-family CMBS and certain commercial real estate-related investments. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation, such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Non-Agency RMBS" refers to RMBS backed by prime jumbo mortgage loans including re-performing and non-performing loans; “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “Agency IOs” refers to an IO that represents the right to the interest component of cash flow from a pool of residential mortgage loans issued or guaranteed by a GSE, or an agency of the U.S. government; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality residential ARM loans held in securitization trusts; “distressed residential mortgage loans” refers to pools of performing, re-performing and to a lesser extent non-performing, fixed-rate and adjustable-rate, fully amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “CLO” refers to collateralized loan obligation; and "Consolidated K-Series” refers to five separate Freddie Mac- sponsored multi-family loan K-Series securitizations.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our condensed consolidated statements of operations.

A reconciliation of our net capital allocated to multi-family investments to our condensed consolidated financial statements as of June 30, 2016 is set forth below (dollar amounts in thousands):

Multi-family loans held in securitization trusts, at fair value	$7,282,145
Multi-family CDOs, at fair value	(6,981,813)
Net carrying value	300,332
Investment securities available for sale, at fair value	64,817
Total CMBS, at fair value	365,149
Mezzanine loan, preferred equity investments and investments in unconsolidated entities	138,560
Real estate under development	15,632
Financing arrangements	(13,570)
Securitized debt	(83,712)
Cash and other	9,025
Net Capital in Multi-Family	$431,084
A reconciliation of our interest income in multi-family investments to our condensed consolidated financial statements for the three months ended June 30, 2016 is set forth below (dollar amounts in thousands):

Three Months Ended June 30, 2016
Interest income, multi-family loans held in securitization trusts	$61,769
Interest income, investment securities, available for sale (1)	1,246
Interest income, mezzanine loan and preferred equity investments (1)	1,953
Interest expense, multi-family collateralized obligation	(55,224)
Interest income, Multi-Family, net	9,744
Interest expense, investment securities, available for sale	(211)
Interest expense, securitized debt	(1,550)
Net interest income, Multi-Family	$7,983

(1)	Included in the Company’s accompanying condensed consolidated statements of operations in interest income, investment securities and other.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s securities; changes in credit spreads; the impact of the downgrade of the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; increased rates of default and/or decreased recovery rates on the Company’s assets; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; changes in the Company's relationships with its external managers; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s periodic reports filed with the SEC, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:    AT THE COMPANY
Kristine R. Nario
Chief Financial Officer
Phone: (646) 216-2363
Email: knario@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Investment securities, available for sale, at fair value (including $42,271 and $40,734 held in securitization trusts as of June 30, 2016 and December 31, 2015, respectively and pledged securities of $700,817 and $639,683, as of June 30, 2016 and December 31, 2015, respectively)	$796,489	$765,454
Residential mortgage loans held in securitization trusts, net	106,173	119,921
Distressed residential mortgage loans, net (including $225,370 and $114,214 held in securitization trusts)	543,361	558,989
Multi-family loans held in securitization trusts, at fair value	7,282,145	7,105,336
Derivative assets	291,680	228,775
Cash and cash equivalents	49,941	61,959
Investment in unconsolidated entities	73,839	87,662
Mezzanine loan and preferred equity investments	75,300	44,151
Goodwill	24,782	—
Receivables and other assets	144,432	83,995
Total Assets (1)	$9,388,142	$9,056,242
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$618,050	$577,413
Financing arrangements, residential mortgage loans	174,798	212,155
Residential collateralized debt obligations	102,597	116,710
Multi-family collateralized debt obligations, at fair value	6,981,813	6,818,901
Securitized debt	244,016	116,541
Derivative liabilities	6,438	1,500
Payable for securities purchased	286,452	227,969
Accrued expenses and other liabilities	61,935	59,527
Subordinated debentures	45,000	45,000
Total liabilities (1)	$8,521,099	$8,175,716
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 shares authorized, 3,000,000 shares issued and outstanding	$72,397	$72,397
Preferred stock, $0.01 par value, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 4,140,000 shares authorized, 3,600,000 shares issued and outstanding	86,862	86,862
Common stock, $0.01 par value, 400,000,000 shares authorized, 109,569,315 and 109,401,721 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	1,096	1,094
Additional paid-in capital	735,220	734,610
Accumulated other comprehensive income (loss)	7,594	(2,854)
Accumulated deficit	(39,202)	(11,583)
Company's stockholders' equity	$863,967	$880,526
Non-controlling interest	$3,076	$—
Total equity	$867,043	$880,526
Total Liabilities and Stockholders' Equity	$9,388,142	$9,056,242

(1)
Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of June 30, 2016 and December 31, 2015, assets of consolidated VIEs totaled $7,706,398 and $7,413,082, respectively, and the liabilities of consolidated VIEs totaled $7,352,486 and $7,077,175, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
INTEREST INCOME:
Investment securities and other	$8,591	$10,196	$17,025	$21,540
Multi-family loans held in securitization trusts	61,769	62,984	125,301	129,284
Residential mortgage loans held in securitization trusts	921	895	1,757	2,075
Distressed residential mortgage loans	8,485	10,325	17,309	20,486
Total interest income	$79,766	$84,400	$161,392	$173,385

INTEREST EXPENSE:
Investment securities and other	$3,962	$3,442	$7,811	$6,905
Multi-family collateralized debt obligations	55,224	56,992	112,424	117,087
Residential collateralized debt obligations	312	221	615	460
Securitized debt	3,096	2,974	5,227	6,101
Subordinated debentures	508	468	1,009	928
Total interest expense	$63,102	$64,097	$127,086	$131,481

NET INTEREST INCOME	$16,664	$20,303	$34,306	$41,904

OTHER INCOME (LOSS):
Recovery (provision) for loan losses	$42	$(112)	$688	$(548)
Realized gain (loss) on investment securities and related hedges, net	1,761	(1,291)	3,027	(167)
Gain on de-consolidation of multi-family loans held in securitization trust and multi-family collateralized debt obligations	—	—	—	1,483
Realized gain on distressed residential mortgage loans	26	3,614	5,574	4,290
Unrealized (loss) gain on investment securities and related hedges, net	(667)	4,716	(3,159)	(1,012)
Unrealized gain on multi-family loans and debt held in securitization trusts, net	784	5,418	1,602	19,046
Other income	8,125	2,300	11,198	4,586
Total other income	$10,071	$14,645	$18,930	$27,678

Base management and incentive fees	$2,979	$4,141	$6,504	$11,011
Expenses related to distressed residential mortgage loans	2,740	2,682	5,934	4,566
Other general and administrative expenses	4,217	2,316	6,857	4,408
Total general, administrative and other expenses	$9,936	$9,139	$19,295	$19,985

INCOME FROM OPERATIONS BEFORE INCOME TAXES	$16,799	$25,809	$33,941	$49,597
Income tax expense	2,366	1,178	2,557	1,423
NET INCOME	$14,433	$24,631	$31,384	$48,174
Net loss attributable to non-controlling interest	2	—	2	—
NET INCOME ATTRIBUTABLE TO COMPANY	$14,435	$24,631	$31,386	$48,174
Preferred stock dividends	(3,225)	(3,087)	(6,450)	(4,540)
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$11,210	$21,544	$24,936	$43,634

Basic income per common share	$0.10	$0.20	$0.23	$0.41
Diluted income per common share	$0.10	$0.20	$0.23	$0.41
Weighted average shares outstanding-basic	109,489	109,252	109,445	107,380
Weighted average shares outstanding-diluted	109,489	109,252	109,445	107,380

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Net interest income	$16,664	$17,642	$15,991	$18,292	$20,303
Total other income (loss)	10,071	8,860	(2,055)	20,218	14,645
Total general, administrative and other expenses	9,936	9,360	9,665	9,830	9,139
Income from operations before income taxes	16,799	17,142	4,271	28,680	25,809
Income tax expense	2,366	191	64	3,048	1,178
Net income	14,433	16,951	4,207	25,632	24,631
Net loss attributable to non-controlling interest	2	—	—	—	—
Net income attributable to Company	14,435	16,951	4,207	25,632	24,631
Preferred stock dividends	(3,225)	(3,225)	(3,225)	(3,225)	(3,087)
Net income attributable to Company's common stockholders	11,210	13,726	982	22,407	21,544
Basic income per common share	$0.10	$0.13	$0.01	$0.20	$0.20
Diluted income per common share	$0.10	$0.13	$0.01	$0.20	$0.20
Weighted average shares outstanding - basic	109,489	109,402	109,402	109,402	109,252
Weighted average shares outstanding - diluted	109,489	109,402	109,402	109,402	109,252

Book value per common share	$6.38	$6.49	$6.54	$6.82	$6.82
Dividends declared per common share	$0.24	$0.24	$0.24	$0.24	$0.27
Dividends declared per preferred share on Series B Preferred Stock	$0.484375	$0.484375	$0.484375	$0.484375	$0.484375
Dividends declared per preferred share on Series C Preferred Stock	$0.4921875	$0.4921875	$0.4921875	$0.4921875	$0.45391

Capital Allocation Summary

The following tables set forth our allocated capital by investment type and the related weighted average yield on interest earning assets, average cost of funds and portfolio net interest margin for the periods indicated (dollar amounts in thousands):

	Agency RMBS	Agency IOs	Multi-Family	Distressed Residential	Residential Securitized Loans	Other	Total
At June 30, 2016
Carrying value	$507,294	$114,007	$519,341	$655,968	$106,173	$24,015	$1,926,798
Net capital allocated	$69,961	$92,471	$431,084	$256,619	$4,320	$12,588	$867,043
Three Months Ended June 30, 2016
Average interest earning assets	$522,651	$132,453	$315,531	$595,455	$116,258	$9,196	$1,691,544
Weighted average yield on interest earning assets	1.62%	8.18%	12.35%	6.11%	2.58%	5.39%	5.80%
Less: Average cost of funds	(0.71)%	(2.51)%	(6.73)%	(3.90)%	(1.13)%	—	(2.59)%
Portfolio net interest margin	0.91%	5.67%	5.62%	2.21%	1.45%	5.39%	3.21%

At March 31, 2016
Carrying value	$531,572	$188,251	$473,745	$555,233	$113,186	$18,899	$1,880,886
Net capital allocated	$78,387	$101,895	$383,733	$350,150	$4,295	$(43,452)	$875,008
Three Months Ended March 31, 2016
Average interest earning assets	$573,605	$137,546	$286,051	$563,001	$121,152	$5,420	$1,686,775
Weighted average yield on interest earning assets	1.71%	10.58%	12.09%	6.30%	2.46%	5.83%	5.79%
Less: Average cost of funds	(0.95)%	(2.48)%	(7.29)%	(4.18)%	(1.05)%	—	(2.46)%
Portfolio net interest margin	0.76%	8.10%	4.80%	2.12%	1.41%	5.83%	3.33%

At December 31, 2015
Carrying value	$547,745	$175,408	$450,228	$562,303	$119,921	$15,184	$1,870,789
Net capital allocated	$76,277	$108,333	$364,697	$328,037	$4,398	$(1,216)	$880,526
Three Months Ended December 31, 2015
Average interest earning assets	$593,905	$135,430	$281,334	$545,504	$133,721	$2,788	$1,692,682
Weighted average yield on interest earning assets	1.67%	9.40%	12.19%	5.41%	2.17%	4.02%	5.29%
Less: Average cost of funds	(0.90)%	(1.30)%	(7.12)%	(4.22)%	(0.80)%	—	(2.25)%
Portfolio net interest margin	0.77%	8.10%	5.07%	1.19%	1.37%	4.02%	3.04%

At September 30, 2015
Carrying value	$596,238	$135,373	$446,659	$512,760	$132,882	$5,842	$1,829,754
Net capital allocated	$106,668	$107,812	$362,959	$296,406	$4,800	$32,003	$910,648
Three Months Ended September 30, 2015
Average interest earning assets	$610,301	$134,765	$264,935	$591,792	$141,400	$2,488	$1,745,681
Weighted average yield on interest earning assets	1.58%	6.89%	12.18%	7.80%	2.33%	4.82%	5.77%
Less: Average cost of funds	(0.88)%	(1.29)%	(7.06)%	(3.94)%	(0.64)%	—	(2.23)%
Portfolio net interest margin	0.70%	5.60%	5.12%	3.86%	1.69%	4.82%	3.54%

At June 30, 2015
Carrying value	$609,047	$124,553	$445,222	$584,986	$137,440	$5,951	$1,907,199
Net capital allocated	$100,888	$110,564	$363,679	$269,152	$5,130	$62,036	$911,449
Three Months Ended June 30, 2015
Average interest earning assets	$633,024	$128,086	$263,415	$577,674	$145,667	$32,906	$1,780,772
Weighted average yield on interest earning assets	1.79%	7.31%	11.91%	7.17%	2.37%	38.61%	6.16%
Less: Average cost of funds	(0.87)%	(1.27)%	(7.13)%	(4.00)%	(0.64)%	—	(2.25)%
Portfolio net interest margin	0.92%	6.04%	4.78%	3.17%	1.73%	38.61%	3.91%